EXHIBIT 10.1
                               AMENDMENT NO. 1 TO
                            BUFFALO WILD WINGS, INC.
                           2003 EQUITY INCENTIVE PLAN
                     (As Amended and Restated May 15, 2008)

         In accordance with Section 15 of the Buffalo Wild Wings, Inc. Equity Incentive Plan (As Amended and Restated May 15, 2008) (hereinafter referred to as the "Plan"), the Board of Directors of Buffalo Wild Wings, Inc. hereby amends the Plan effective as of December 4, 2008 as follows:

                                       1.

         Section 6 of the Plan (titled "Stock") is amended by amending subsection (c) thereof (regarding shares that again become available for Awards under the Plan) by deleting the figure "[2.0]" from clause (ii) thereof, and substituting therefore the figure "1.5".

                                       2.

         Section 4 of the Plan (titled "Administration") is amended by amending the second sentence of Section 4(a) to read as follows:

         The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and subject to the limitations described herein) to (i) determine, in its sole discretion, the type of Awards to be granted, the individuals to whom, and the time or times at which, Awards shall be granted, the number of shares subject to each Award, the exercise price, and the other terms and conditions of each Award; (ii) cancel or suspend an Award; (iii) accelerate the vesting or exercisability of an Award, but only in connection with a Change in Control (as defined in Section 12(c)), a Participant's death or disability, or a Participant's retirement (as may be defined under applicable Company policies);
(iv) require or permit the deferral of the settlement of an Award, and establish the terms and conditions of any such deferral; or (v) otherwise amend the terms and conditions of any outstanding Award.

                                       3.

         Section 17 of the Plan (titled "Restricted Stock and Restricted Stock Unit Awards") is amended by inserting the following phrase immediately after the caption to Section 17(d) ("Issuance of Shares; Rights as Shareholder") and immediately before Section 17(d)(1):

         Unless provided otherwise pursuant to the terms and conditions of a deferral of a Restricted Stock Award or Restricted Stock Unit Award made pursuant to Section 17(h), shares of Stock shall be issued with respect to Restricted Stock Awards and Restricted Stock Unit Awards in accordance with the following:


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                                       4.

         Section 17 of the Plan (titled "Restricted Stock and Restricted Stock Unit Awards") is amended by amending subsection (d)(2) thereof (regarding issuance of shares with respect to Restricted Stock Unit Awards) to read as follows:

                  (2) With respect to a Restricted Stock Unit Award, except as provided in Section 17(h) with respect to a Participant who has elected to defer receipt of the cash or shares of Stock in settlement of the Restricted Stock Units, as the Restricted Stock Units vest and the risks of forfeiture lapse the Administrator shall cause to be issued to the Participant shares of Stock in satisfaction of such Restricted Stock Units (or cash equal to the Fair Market Value of the shares of Stock, if so provided in the applicable Restricted Stock Unit Agreement) within such time period after vesting as will cause such payment to qualify for the "short-term deferral" exemption under Code Section 409A.

                                       5.

         Section 17 of the Plan is further amended by amending subsection (h) to read as follows:

         (h) Deferrals of Restricted Stock and Restricted Unit Awards. The Administrator may, in its discretion, permit or require the deferral of issuance of shares of Stock or payment of cash in settlement of any Restricted Stock Award or Restricted Stock Unit Award by a Participant or Participant(s), subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and subject further to compliance with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Award agreement or in such other agreement, plan or other document as the Administrator may determine, and may address, to the extent relevant, any or all of the following matters: (1) the Participant or Participant(s) with respect to whom the deferral of the settlement of a Restricted Stock Award or Restricted Stock Unit Award is permitted or required; (2) the permissible time(s) and form(s) of payment of deferred amounts; (3) the terms of any deferral elections by Participants; (4) the crediting of interest or the dividend equivalents on deferred amounts; (5) the designation of beneficiaries to receive deferred settlement upon a Participant's death; (6) administrative and operational matters, including without limitation the establishment of accounts or trusts for the purpose of tracking of holding deferrals, the form and frequency of statements to Participants, the form and content of administrative form(s), and the person(s) to whom administrative authority is delegated; (7) the terms upon which such deferral arrangement may be amended or terminated; and (8) any other matter as the Administrator shall deem appropriate.


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